SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 17, 2006

JACUZZI BRANDS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-14557	22-3568449
(Commission File Number)	(IRS Employer Identification No.)

777 S. FLAGLER DRIVE, PHILLIPS POINT WEST
TOWER, SUITE 1100, WEST PALM BEACH, FL	33401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 514-3838

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As described in the Company’s press release dated July 18, 2006 and attached hereto as Exhibit 99.1, effective as of September 1, 2006 Alex P. Marini will assume the role of Chief Executive Officer (“CEO”) and president of the Company and will be appointed as a member of the Board of Directors of the Company. Our current CEO, David H. Clarke, will step down as CEO as of August 31, 2006 and will remain on as executive Chairman of the Board through a transition period ending on September 30, 2006, at which time he will resign from all executive, employee and director positions with the Company and its subsidiaries.

On July 17, 2006, we entered into a letter agreement with Mr. Marini which amends the terms of his existing employment agreement (dated as of August 11, 2005) to reflect his appointment as CEO effective September 1, 2006. Under the letter agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein, Mr. Marini’s employment agreement will have a three-year term commencing September 1, 2006, subject to one-year extensions thereafter. The letter agreement provides, among other things, that Mr. Marini will receive an annual salary of $575,000 and will be elected to the Board of Directors effective on September 1, 2006.

Effective July 17, 2006, we also amended our December 8, 2004 agreement with Mr. Clarke. This amendment, which is attached hereto as Exhibit 10.2 and incorporated by reference herein, provides, among other things, that in connection with his retirement Mr. Clarke will receive a one-time, lump-sum cash payment as consideration for his delay of his retirement date (originally scheduled for October 2, 2005) in order to accommodate the Company’s CEO transition plan now being implemented.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As described in the Company’s press release dated July 18, 2006 and attached hereto as Exhibit 99.1, effective as of September 1, 2006 Alex P. Marini will assume the role of CEO and president of the Company and will be appointed as a member of the Board of Directors of the Company. Our current CEO, David H. Clarke, will step down as CEO as of August 31, 2006 and will remain on as executive Chairman of the Board through a transition period ending on September 30, 2006, at which time he will resign from all executive, employee and director positions with the Company and its subsidiaries.

Mr. Marini, 59, has served as President and Chief Operating Officer of the Company since August 11, 2005. Prior to that, he served as President of Zurn, the Company’s Commercial Plumbing Products business, since 1996. He joined Zurn in 1969 and held a variety of financial positions, including Vice President and Group Controller. He was promoted to Vice President of Sales, Marketing and Administration in 1984, and in 1987 was named President of Wilkins, a Zurn division, a position he held until becoming President of Zurn.

Item 9.01 Financial Statements and Exhibits

       (c) Exhibits

     10.1 Letter Agreement dated July 17, 2006 between the Company and Alex P. Marini revising the existing employment agreement between the Company and Mr. Marini dated August 11, 2005.

     10.2 Second Amendment dated July 17, 2006 to the agreement between the Company and David H. Clarke dated December 8, 2004 and amended on August 10, 2005.

      99.1 Press Release dated July 18, 2006.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACUZZI BRANDS, INC.

Date:	July 20, 2006	By:	/s/ Steven C. Barre

			Name:	Steven C. Barre
			Title:	Senior Vice President, General Counsel and Secretary